   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998

                                                     REGISTRATION NO. 333-49613

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                     EASTERN ENVIRONMENTAL SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              59-2840783
     (STATE OR OTHER JURISDICTION         (IRS EMPLOYERIDENTIFICATION NO.)
   OFINCORPORATION OR ORGANIZATION)
                               ----------------
    1000 CRAWFORD PLACE, SUITE 400              LOUIS D. PAOLINO, JR.
     MT. LAUREL, NEW JERSEY 08054       CHAIRMAN AND CHIEF EXECUTIVE OFFICER
            (609) 235-6009                 1000 CRAWFORD PLACE, SUITE 400
   (ADDRESS, INCLUDING ZIP CODE, AND        MT. LAUREL, NEW JERSEY 08054
 TELEPHONE NUMBER,INCLUDING AREA CODE,             (609) 235-6009
  OF REGISTRANT'S PRINCIPAL EXECUTIVE    (NAME, ADDRESS, INCLUDING ZIP CODE,
               OFFICES)                 AND TELEPHONE NUMBER, INCLUDING AREA
                                             CODE, OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
     H. JOHN MICHEL, JR., ESQUIRE            STEPHEN P. FARRELL, ESQUIRE
         JAMES BIEHL, ESQUIRE                MORGAN, LEWIS & BOCKIUS LLP
      DRINKER BIDDLE & REATH LLP                   101 PARK AVENUE
         1345 CHESTNUT STREET               NEW YORK, NEW YORK 10178-0060
 PHILADELPHIA, PENNSYLVANIA 19107-3496      TELEPHONE NO.: (212) 309-6000
     TELEPHONE NO.: (215) 988-2700          FACSIMILE NO.: (212) 309-6273

  FACSIMILE NO.: (215) 988-2757
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                               ----------------

                     CALCULATION OF REGISTRATION FEE
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
                                              PROPOSED        PROPOSED
                                              MAXIMUM          MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF     AMOUNT TO BE  OFFERING PRICE     AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED(1)  PER SHARE(2)  OFFERING PRICE(2)     FEE
----------------------------------------------------------------------------------------
 Common Stock, $.01 par
  value.................        500,000        $24.94        $12,470,000       $3,680

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(1) Represents shares that may be offered from time to time by the selling stockholders named herein.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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


PROSPECTUS

                            U.S. $400,000,000

         [LOGO OF EASTERN ENVIRONMENTAL SERVICES, INC. APPEARS HERE]

                                 COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITORY SHARES
                                DEBT SECURITIES
                                   WARRANTS

                               ----------------

                              500,000 SHARES

                               COMMON STOCK

                               ----------------

  Eastern Environmental Services, Inc. (the "Company") may offer from time to time (i) shares of Common Stock, par value $.01 per share ("Common Stock"),
(ii) shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), in one or more series, which may be issued in form of Depository Shares (as defined herein) evidenced by Depository Receipts (as defined herein), (iii) debt securities ("Debt Securities"), which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series, or (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock or Common Stock, at an aggregate initial offering price not to exceed U.S. $400,000,000 in amounts, at prices and on terms to be determined at the time of offering. The Common Stock, Preferred Stock, Depository Shares, Debt Securities, and Warrants are collectively referred to herein as the "Securities."

  The accompanying Prospectus Supplement sets forth with regard to the particular Securities in respect of which this Prospectus is being delivered
(i) in the case of Common Stock, the aggregate number of shares offered, the initial public offering price, and the other terms of the offering thereof;
(ii) in the case of Preferred Stock, the designation, aggregate principal amount, and stated value and liquidation preference per share, initial public offering price, dividend rate (or method of calculation), dates on which dividends shall be payable and dates from which interest shall accrue, any redemption or sinking fund provisions, any conversion or exchange rights, any listing of the Preferred Stock on a securities exchange, and any other terms in connection with the offering and sale of such Preferred Stock; (iii) in the case of Debt Securities, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency, currencies or currency unit), maturity, rate, if any (which may be fixed or variable), or method of calculation thereof, and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any conversion or exchange rights, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities; (iv) in the case of Warrants, the number and terms thereof, the designation and the number of Securities issuable upon their exercise, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and
                                                       (Continued on next page)

                               ----------------

   THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS
                    ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is May , 1998

(Continued from previous page)
any other terms in connection with the offering, sale and exercise of the Warrants; and (v) in the case of Depository Shares, the fractional share of Preferred Stock represented by each such Depository Share. The Prospectus Supplement will also contain information, as applicable, about certain United States Federal income tax considerations relating to the Securities in respect of which this Prospectus is being delivered. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

  The Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." If agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters will be set forth in, and any applicable commissions or discounts will be set forth in or may be calculated from, the Prospectus Supplement with respect to such Securities.

  This Prospectus also relates to an aggregate of 500,000 shares of Common Stock (the "Stockholder Shares") owned by the Environmental Opportunities Fund, L.P. and the Environmental Opportunities Fund (Cayman), L.P. (the "Selling Stockholders") that may be offered for the account of the Selling Stockholders. The Stockholder Shares will be offered pursuant to this Prospectus and the applicable Prospectus Supplement only in connection with an underwritten offering of Securities by the Company.

  The Company's Common Stock is included for quotation on the National Market tier of the Nasdaq Stock Market under the trading symbol "EESI." Any Common Stock sold by the Company pursuant to a Prospectus Supplement will be similarly so included, subject to official notice of issuance.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE SECURITIES TO WHICH THEY RELATE IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AND/OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, like the Company, that file electronically with the Commission. The Company's Common Stock is quoted on the National Market tier of the Nasdaq Stock Market, and reports, proxy statements and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1500.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance where such contract or document has been filed as an exhibit to the Registration Statement, or other document incorporated by reference, reference is made to the copy of such contract or other document, each such statement being qualified in all respects by such reference.

  This Prospectus and the Prospectus Supplement contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Prospective investors are cautioned that such statements are only predictions and that actual events or results could differ materially. In evaluating such statements prospective investors should specifically consider any factors identified in this Prospectus, the Prospectus Supplement and in the documents incorporated by reference herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been previously filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus as of their respective dates:

    (i) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (as amended on Form 10-K/A filed October 28, 1997), excluding the financial statements and notes thereto, selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Results of Operations which have been
  (a) superseded by the financial statements and notes thereto, the selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Current Report on Form 8-K dated February 27, 1998 and (b) supplemented by the financial statements and notes thereto, the selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Current Report on Form 8-K dated April 29, 1998.

    (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 (filed November 13, 1997) and December 31, 1997 (filed February 17, 1998); the financial statements and notes thereto contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 are deemed to be outdated as they are not on a basis consistent with the consolidated financial statements and notes thereto included in the Company's Current Report on Form 8-K dated February 27, 1998 as they do not reflect:

      (a) pooling of interests accounting for an acquisition that occurred subsequent to September 30, 1997; and

      (b) earnings per share information calculated in accordance with the recently issued pronouncement FASB 128, Earnings Per Share.

    (iii) The following Current Reports on Form 8-K of the Company:

      (a) five Forms 8-K/A filed July 10, 1997, for the purpose of: (1) amending the Company's Form 8-K/A dated July 2, 1996; (2) amending the Company's Form 8-K dated September 27, 1996; (3) amending the Company's Form 8-K dated December 10, 1996; (4) amending the Company's Form 8-K dated January 31, 1997; and (5) amending the Company's Form 8-K dated March 31, 1997;

      (b) Form 8-K dated May 12, 1997 (as amended on Form 8-K/A filed July 11, 1997 and as amended on Form 8-K/A filed July 25, 1997);

      (c) Form 8-K dated August 15, 1997 (as amended on Form 8-K/A filed October 10, 1997);

      (d) Form 8-K dated August 20, 1997 (as amended on Form 8-K/A filed November 3, 1997);

      (e) Form 8-K dated October 17, 1997;

      (f) Form 8-K dated October 27, 1997;

      (g) Form 8-K dated December 1, 1997 (as amended on Form 8-K/A filed February 17, 1998);

      (h) Form 8-K dated December 1, 1997 (as amended on Form 8-K/A filed February 13, 1998);

      (i) Form 8-K dated February 12, 1998 (as amended on Form 8-K/A filed April 27, 1998);

      (j) Form 8-K dated February 27, 1998;

      (k) Form 8-K dated March 9, 1998 (as amended on Form 8-K/A filed April 8, 1998);

      (l) Form 8-K dated March 31, 1998 (as amended on Form 8-K/A filed April 24, 1998);

      (m) Form 8-K dated March 31, 1998;

      (n) Form 8-K dated April 1, 1998;

      (o) Form 8-K dated April 29, 1998; and

      (p) Form 8-K dated April 30, 1998.

    (iv) The description of the Common Stock contained in the Registration Statement on Form 8-A (File No. 0-16102), including all amendments and reports filed for the purpose of updating such description prior to the termination of the Offering.

  Additionally, all documents and reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates. Requests for such copies should be submitted in writing to Eastern Environmental Services, Inc., 1000 Crawford Place, Suite 400, Mt. Laurel, New Jersey 08054, Attention: Investor Relations, or by telephone to
(609) 235-6009.

                                  THE COMPANY

  The Company is a non-hazardous solid waste management company specializing in the collection, transportation and disposal of residential, industrial, commercial and special waste, principally in the eastern United States. In June 1996, the Company's Board of Directors and management team implemented an acquisition program in the solid waste industry.

  The Company believes that opportunities exist to acquire solid waste collection, transportation and disposal businesses in the eastern United States and to develop within its existing markets. As part of its acquisition program, the Company reviews acquisition opportunities on an ongoing basis and is currently in various stages of negotiating the acquisition of additional solid waste management businesses. There can be no assurance that any of such acquisition negotiations will result in the actual acquisition of additional solid waste management businesses.

  The Company's principal executive offices are located at 1000 Crawford Place, Suite 400, Mt. Laurel, New Jersey 08054, and its telephone number is
(609) 235-6009.

                                 RISK FACTORS

  In addition to the other information in this Prospectus and any applicable Prospectus Supplement, the following factors and the factors set forth in the applicable Prospectus Supplement should be considered carefully in evaluating an investment in the Securities. To the extent that any risk factor contained in any Prospectus Supplement conflicts with or supersedes any risk factor contained in this Prospectus, the risk factor in such Prospectus Supplement shall control.

HISTORY OF LOSSES; WORKING CAPITAL DEFICITS; CONTINUING CHARGES

  The Company has reported net losses and working capital deficits in prior fiscal years. In connection with the financing of its acquisitions and business growth, the Company has incurred, and anticipates that it will continue to incur, significant debt and interest charges under its revolving credit facility. In addition, the Company will continue to recognize a significant amount of goodwill amortization charges in connection with its acquisitions of collection and transportation businesses and transfer stations that are accounted for under the "purchase" method of accounting. Such goodwill is amortized over a period not to exceed 40 years depending on the business acquired, resulting in an annual non-cash charge to earnings during that period. As the Company continues to pursue its acquisition program, its financial position and results of operations may fluctuate significantly from period to period.

ABILITY TO MANAGE GROWTH

  The Company's strategy of growing primarily through acquisitions has placed, and is expected to continue to place, significant burdens on the Company's management and on its operational and other resources. The Company will need to attract, train, motivate, retain and supervise its senior managers, technical professionals and other employees. Any failure to expand its management information system capabilities, to implement and improve its operational and financial systems and controls or, to recruit appropriate additional personnel in an efficient manner and at a pace consistent with the Company's business growth, could have a material adverse effect on the Company's business and results of operations.

DEPENDENCE ON ACQUISITIONS FOR GROWTH

  The rate of future growth and profitability of the Company is largely dependent on its ability to identify and acquire additional solid waste collection, transportation, and disposal businesses. This strategy involves risks inherent in assessing the values, strengths, weaknesses, risks and profitability of acquisition candidates, including adverse short-term effects on the Company's reported operating results, diversion of management's attention, dependence on retaining, hiring and training key personnel, and risks associated with unanticipated problems or latent liabilities. There can be no assurance that acquisition opportunities will be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses, or that any business acquired by the Company will be integrated successfully into the Company's operations or prove profitable.

AVAILABILITY OF ACQUISITION TARGETS

  Increased competition for acquisition candidates may result in fewer acquisition opportunities being made available to the Company as well as less advantageous acquisition terms which may increase acquisition costs to levels that are beyond the Company's financial capability or that may have an adverse effect on the Company's business and results of operations. Accordingly, no assurance can be given as to the number or timing of the Company's acquisitions or as to the availability of financing necessary to complete an acquisition. The Company also believes that a significant factor in its ability to consummate acquisitions following the Offering will be the attractiveness of the Common Stock as an investment to potential acquisition candidates. Such attractiveness may, in large part, be dependent upon the market price and capital appreciation prospects of the Common Stock compared to the equity securities of the Company's competitors. Many of the Company's competitors for acquisitions are larger, more established companies with significantly greater capital resources than the Company and whose equity securities may be more attractive than the Common Stock. To the extent the Common Stock is less attractive to acquisition candidates, the Company's acquisition program may be adversely affected.

ABILITY TO INTEGRATE ACQUIRED BUSINESSES AND ACHIEVE OPERATING EFFICIENCIES

  The Company is in the process of combining the businesses and assets that it has recently acquired into an integrated operating structure. This process may require, among other things, changes in the operation methods and strategies of these separate businesses. The future growth and profitability of the Company will be substantially dependent upon its ability to operate recently acquired companies as well as additional businesses that may be acquired in the future, and integrate them in the Company's operations. The Company's strategy is to achieve economies of scale and operating efficiencies through increases in its size resulting from acquisitions. There can be no assurance that the Company's efforts to integrate acquired operations will be effective or that expected efficiencies and economies of scale will be realized. The failure to achieve any of these results could have a material adverse effect on the Company's business and results of operations.

POTENTIAL LIABILITIES ASSOCIATED WITH ACQUISITIONS

  The businesses acquired by the Company may have liabilities that the Company does not discover or may be unable to discover during its preacquisition investigations, including liabilities arising from environmental contamination or noncompliance by prior owners with environmental laws or regulatory requirements, and for which the Company, as a successor owner or operator, may be responsible. Certain environmental liabilities, even if not expressly assumed by the Company, may nonetheless be imposed on the Company under certain legal theories of successor liability, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. The businesses acquired by the Company handled and stored petroleum, motor oil, and other hazardous substances at their facilities. In the past, there may have been releases of these hazardous substances into the soil or groundwater. The Company may be required under federal, state, or local law to investigate and remediate this contamination, if any. Any indemnities or warranties, due to their limited scope, amount, duration, the financial limitations of the indemnitor or warrantor, or other reasons, may not fully cover such liabilities.

NEED FOR ADDITIONAL CAPITAL; POTENTIAL DILUTION

  The Company's acquisition program required a steady increase in capital, which is expected to continue in the future as the Company pursues its strategy. The Company has used with respect to completed acquisitions and intends to use with respect to future acquisitions a combination of Common Stock, cash and the assumption of debt as consideration. In the event the Company issues Common Stock to make future acquisitions, the Company's stockholders may experience dilution in the net tangible book value per share of Common Stock and a regular infusion of additional Common Stock into the capital markets. To the extent the Company is unable to use Common Stock to make future acquisitions, its ability to grow may be adversely affected. The Company's capital requirements also include working capital needs to maintain daily operations and significant capital expenditures for cell construction and expansion of its landfills, closure and post-closure care costs associated with its landfills, equipment purchases, and debt repayment obligations and/or financial assurance obligations. To the extent that generated cash is not sufficient to meet the Company's capital needs, the Company will be required to raise additional funds through bank borrowings (such as its existing credit facility) and significant additional equity and/or debt financings. No assurance can be given that additional funding will be available on terms favorable to the Company.

DEPENDENCE ON KEY PERSONNEL

  The Company's operations are substantially dependent upon the services of its executive officers, particularly Louis D. Paolino, Jr., the Chairman of the Board, Chief Executive Officer, and President of the Company. The loss of the services of Mr. Paolino or one or more of the other executive officers of the Company could have a material adverse effect on the Company's business and results of operations. The Company does not maintain key-man life insurance policies on its executive officers.

DEPENDENCE ON THIRD PARTY LANDFILLS

  A substantial portion of the solid waste collected by the Company is delivered to third party landfills under informal arrangements or without long-term contracts. If these third parties increase their disposal fees and the Company is unable to pass along the increase to its customers, or if these third parties discontinue their arrangements with the Company and the Company is unable to locate alternative disposal sites, the Company's business and results of operations would be materially adversely affected.

EXTENSIVE PERMITTING AND LICENSING REQUIREMENTS

  The Company is required to obtain and maintain in effect various federal, state and local permits and licenses in connection with its solid waste collection and transportation operations. The Company also is required to obtain and maintain in effect various facility permits and other governmental approvals, including those related to environmental, zoning and land use, in order to develop and operate a landfill, a transfer station or a waste hauling operation, and is required to obtain additional permits and approvals to expand its existing landfill operations. These permits and approvals are difficult, time consuming, and costly to obtain, may be subject to community opposition, opposition by various local elected officials or citizens, regulatory delays and other uncertainties, and may be dependent upon the Company's facilities being included in state or local solid waste management plans and the Company's entering into satisfactory host agreements with local communities. In addition, operating permits may be subject to modification, renewal or revocation by the issuing agencies after issuance, which may increase the Company's obligations and reopen opportunities for opposition relating to the permits. Moreover, from time to time, regulatory agencies may impose moratoria on, or otherwise delay, the review or granting of these permits or approvals or such agencies may modify the procedures or increase the stringency of the standards applicable to the review or granting of such permits or approvals.

  There can be no assurance that the Company will be successful in obtaining and maintaining in effect the permits and approvals required for the successful operation and growth of its business, including permits and approvals required for the development of additional disposal capacity needed to replace existing capacity that becomes exhausted. The failure of the Company to obtain or maintain in effect a permit or approval significant to its business would have a material adverse effect on the Company's business and results of operations.

POTENTIAL PENNSYLVANIA LANDFILL RESTRICTIONS

  One of the Company's Pennsylvania landfill operations, acquired by the Company in December 1996, has been in existence since 1972. From 1972 to 1988, the 110-acre area of the landfill which received waste or was authorized by state permits to receive waste had either received all necessary local zoning approvals or was not required by local ordinance to receive a zoning permit or other approval to operate. In 1988, the Company received a state expansion permit for a 32-acre lined expansion area increasing the size of the permitted disposal area to 142 acres as well as a conditional use zoning approval from the local township. However, in 1990, the township adopted a new zoning ordinance which limited the height of municipal waste landfills to 35 feet above the original land contour. The landfill, as permitted in 1988 and as currently designed and permitted, exceeds the height limit in certain areas. The Company has maintained that the current permitted area is an existing nonconforming use and is not subject to the 35 foot height limitation imposed by the 1990 ordinance. If the township seeks to impose this limitation, and is successful, the existing permitted capacity of the landfill would be materially reduced resulting in significant costs to the Company.

KENTUCKY LANDFILL OBLIGATIONS

  The Company ceased operations at its Somerset, Kentucky landfill on June 30, 1995 because the existing permitted disposal area did not meet current state law design requirements. From June 30, 1995 to June 30, 1996, the Company operated a transfer station at the landfill site and disposed of waste at an alternate location. The Company simultaneously pursued a final state permit for an expansion area designed to meet the new state standards. The suspension of landfill operations and the diversion of waste to an alternate location had an adverse effect on the Company's operating results and the Company discontinued its transfer station operation on July 1, 1996. On July 1, 1997, the Company recommenced operation of its transfer station to fulfill the obligations of the disposal franchise until the Company's expansion area is completed. The Company received a final permit to construct its expansion area on October 14, 1996 (reissued February 26, 1997). The final permit issued for the Kentucky landfill expansion area incorporated the requirements contained in an October 8, 1996 Agreed Order which settled an administrative appeal filed by the Somerset Pulaski County Concerned Citizens Group. Prior to actual construction of the expansion area, the Company was required to complete an additional hydrogeologic investigation to confirm the adequacy of the groundwater monitoring program approved in the final permit. These studies are complete and indicate that the groundwater monitoring program is adequate. The Company, however, has not yet received final approval from the state regulatory authority with respect to the final permit.

GOVERNMENT REGULATION

  The Company is subject to extensive and evolving federal, state and local environmental laws and regulations that have become increasingly stringent in recent years as a result of greater public interest in protecting the environment. These laws and regulations affect the Company's business in many ways and will continue to impose substantial costs on the Company.

  The design, operation and closure of landfills is extensively regulated. These regulations include, among others, the regulations establishing minimum federal requirements adopted by the United States Environmental Protection Agency (the "EPA") in October 1991 under Subtitle D (the "Subtitle D Regulations") of the Resource Conservation and Recovery Act of 1976 ("RCRA"). The Subtitle D Regulations, which generally became effective in October 1993, include location restrictions, facility design standards, operating criteria, closure and post-closure requirements, financial assurance requirements, groundwater monitoring requirements, groundwater remediation standards, and corrective action requirements. In addition, the Subtitle D Regulations require that new landfill units meet more stringent liner design criteria (typically, composite soil and synthetic liners or two or more synthetic liners) designed to keep leachate out of groundwater and have extensive collection systems to collect leachate for treatment prior to disposal. Groundwater monitoring wells must also be installed at virtually all landfills to monitor groundwater quality and, indirectly, the effectiveness of the leachate collection system operation. The Subtitle D Regulations also require, where threshold test levels are present, that methane gas generated at landfills be controlled in a manner that protects human health and the environment. Each state is required to revise its landfill regulations to meet these requirements or such requirements will be automatically imposed upon it by the EPA. Each state is also required to adopt and implement a permit program or other appropriate system to ensure that landfills within the state comply with Subtitle D Regulations' criteria. Most states have adopted extensive landfill regulations that have been updated or replaced with new regulations consistent with, or more stringent than, the Subtitle D Regulations. Failure to comply with these regulations could require the Company to undertake investigatory or remedial activities, to curtail or modify operations, or to close a landfill temporarily or permanently. Future changes in federal or state regulations may require the Company to modify, supplement or replace equipment or facilities at costs that may be substantial. The failure of regulatory agencies to enforce these regulations vigorously or consistently may give an advantage to competitors of the Company whose facilities do not comply with the Subtitle D Regulations or its state counterparts. The Company's ultimate financial obligations related to any failure to comply with these regulations could have a material adverse effect on the Company's business and results of operations.

  The Company is also regulated under the Federal Water Pollution Control Act of 1972 (the "Clean Water Act") and the Clean Air Act, as amended in 1990 (the "Clean Air Act"). The Clean Water Act regulates the discharge of pollutants from a variety of sources, including landfills, into streams or other surface waters. If runoff or collected leachate from the Company's landfills or transfer stations is discharged into surface waters, the Clean Water Act would require the Company to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in such discharge. Also, virtually all landfills are required to comply with federal storm water regulations issued in November 1990, which are designed to prevent contaminated landfill storm water runoff from flowing into surface waters. The Clean Water Act also requires permits for discharges of fill material into wetlands. These permits, which are occasionally required for landfill construction or expansion, can take the form of categorical "nationwide permits," for which little paperwork is required, or site specific permits, which require detailed applications and extensive administrative review. Site-specific permits are issued by the Army Corps of Engineers, with input from the relevant state, pursuant to criteria developed by U.S. EPA, and may require mitigation measures such as the creation of substitute wetlands.

   The Clean Air Act, including the 1990 amendments, provides for federal, state and local regulation of emissions of air pollutants into the atmosphere, including emissions resulting from landfill operations. The EPA recently promulgated new standards regulating air emissions of certain regulated pollutants from municipal solid waste landfills. The EPA and the states in which the Company has operated also have adopted regulations under Title V of the Clean Air Act requiring permits for certain disposal facilities. These standards, combined with the new permitting programs established under the 1990 Clean Air Act amendments, will subject many of the Company's landfills to new permitting requirements and may require the installation of gas recovery systems. Landfills located in areas with air pollution problems may be subject to even more extensive air pollution controls and emissions limitations. The Company's continued compliance with these existing and future regulations may impose a significant expense upon the Company which could have a material adverse effect on the Company's business and results of operations.

  The Occupational Safety and Health Act of 1970, as amended ("OSHA"), authorizes the Occupational Safety and Health Administration to promulgate occupational safety and health standards. Various of those promulgated standards, including standards for notices of hazards, safety in excavation and the handling of asbestos, may apply to certain of the Company's operations. OSHA regulations set forth requirements for the training of employees handling, or who may be exposed in the work place to, concentrations of asbestos-containing materials that exceed specified action levels. The OSHA regulations also set standards for employee protection, including medical surveillance, the use of respirators, protective clothing and decontamination units, during asbestos demolition, removal, or encapsulation as well as its storage, transportation, and disposal. In addition, OSHA specifies a maximum permissible exposure level for airborne asbestos in the workplace. The Company has no direct involvement in asbestos removal or abatement projects. However, asbestos-containing waste materials are accepted at certain of the Company's landfills that are authorized to accept such materials, and some of the Company's collection businesses receive asbestos-containing waste materials which have already been packaged and labeled. These packages are loaded onto the Company's vehicles by employees of the asbestos abatement contractors for transportation to and disposal at the Company's authorized landfills. Accordingly, OSHA regulations designed to minimize employees' exposure to airborne asbestos fibers and provide employees with proper training and protection generally apply to the Company's operations in the transportation, handling and disposal of asbestos waste.

  In addition, most states and municipalities in which the Company operates or may operate have adopted laws or requirements which limit or ban certain categories of waste or mandate the disposal or recycling of local refuse. These recycling laws and requirements have the effect of reducing landfill disposal tonnage. Additionally, certain permits and approvals, as well as state and local regulations, may seek to limit a landfill to accepting waste that originates from specified geographic areas or seek to restrict the importation of out-of-state waste. Legislative or regulatory restrictions generally have not withstood judicial challenges. However, from time to time, federal legislation is proposed which would allow individual states to prohibit the disposal of out-of-state waste or to limit the amount that could be imported for disposal. This legislation would also authorize in certain instances local governmental units to mandate the flow of waste to certain designated facilities or impose other flow control restrictions. Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, states in which the Company operates landfills could act to limit or prohibit the importation of out-of-state waste or require the Company's collection operations to utilize certain designated sites. Such federal or state actions could have an adverse effect on the Company's landfills that receive a significant portion of waste originating from other states and on the Company's collection operations. A restriction on out-of-state waste also could result in higher disposal costs for the Company's collection operations. If the Company were unable to pass such higher costs through to its customers, the Company's business and results of operations could be adversely affected.

  Each state in which the Company currently operates, or may operate in the future, also has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and other solid waste management facilities. Many states also have programs that require investigation and clean-up of sites containing hazardous materials in a manner comparable to or more stringent than CERCLA. These statutes impose requirements for investigation and clean-up of contaminated sites and liability for costs and damages associated with such sites. Some of the state laws provide for the imposition of liens on property owned by responsible parties. Many municipalities also have ordinances, local laws and regulations affecting the Company's operations. These include zoning and health measures that limit solid waste management activities to specified sites or activities.

REGULATION BY NEW YORK CITY TRADE WASTE COMMISSION

  In 1996, the New York City Council enacted Local Law 42 ("Local Law 42") in order to control the corrupting influence of organized crime on the waste hauling industry. Local Law 42 created the Trade Waste Commission (the "TWC") and established rules for licensing and regulating the operations of the commercial and industrial waste industry in New York City. The law prohibits the collection, disposal or transfer of commercial and industrial waste without a license issued by the TWC and requires TWC approval of all acquisitions or other business combinations in New York City proposed by all licensees. Each such acquisition or sale transaction generally must be submitted for review by the TWC 30 days before the transaction takes effect, although the amount of time required for review depends on the complexity of the transaction and the need to investigate the background of the principals involved. In September 1997, one of the Company's subsidiaries received a license from the TWC which enables it to conduct New York City collections operations. The license, like all TWC licenses, has a term of two years. The TWC also sets maximum rates for the industry and establishes operational requirements. The Company's New York City collection operations are subject to Local Law 42, which could preclude or materially impact the Company's operations in this region, the time and cost of completing future acquisitions in this region, and the rates which may be charged for collection services.

PUBLIC UTILITY REGULATION

  The rates that the Company may charge at its West Virginia landfill for the disposal of municipal solid waste are regulated by the West Virginia Public Service Commission. Rate regulation in West Virginia and the adoption of rate regulation in other states in which the Company owns landfills could have an adverse effect on the Company's business and results of operations.

POSSIBLE LEGAL ACTION

  Companies in the solid waste management business, including the Company, are frequently subject in the normal course of business to judicial and administrative proceedings involving federal, state or local agencies or citizen groups. These governmental agencies may seek to impose fines or penalties on the Company, to revoke or deny renewal of the Company's operating permits or licenses for violations or alleged violations of environmental laws or regulations, or require that the Company make expenditures to remediate potential environmental problems relating to waste disposed of or stored by the Company or its predecessors, or resulting from its or its predecessors' transportation and collection operations. Any adverse outcome in these proceedings could have an adverse effect on the Company's business and results of operations and may subject the Company to adverse publicity. The Company may also be subject to actions brought by local governments, individuals or community groups in connection with the permitting or licensing of its operations, any alleged violation of such permits or licenses, or other matters.

POTENTIAL ENVIRONMENTAL LIABILITY

  GENERAL. The Company is subject to liability for any environmental damage that its solid waste facilities may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from the conditions existing prior to the acquisition of such facilities by the Company. The Company also may be subject to liability from any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's business and results of operations.

  CERCLA imposes strict, joint, and several liability on the present owners and operators of facilities from which a release of hazardous substances into the environment has occurred, as well as any party that owned or operated the facility at the time of disposal of the hazardous substances regardless of when the hazardous substance was first detected. Similar liability is imposed upon the generators of waste that contains hazardous substances and hazardous substance transporters that select the treatment, storage, or disposal site. All such persons, who are referred to as potentially responsible parties ("PRPs"), generally are jointly and severally liable for the expense of investigation, clean-up and natural resource damages relating to environmental contamination, regardless of whether they exercised due care or complied with all relevant laws and regulations. These costs can be substantial. Liability can be based upon the existence of even very small amounts of the more than 700 "hazardous substances" listed by the U.S. EPA and is not limited to the disposal of "hazardous wastes," as statutorily defined. It is likely that hazardous substances have in the past come to be located in landfills which the Company has been associated as an owner or operator or as a result of its solid waste collection operations. Moreover, the Company's solid waste collection operations may have transported hazardous substances in the past and may do so on occasion in the future.

  The National Emission Standards for Hazardous Air Pollutants ("NESHAPs") regulate the collection, packaging, transportation and disposal of asbestos-containing material. NESHAPs regulate visible emissions of asbestos fibers to outside air and require emissions controls and appropriate work practices. The Company transports and disposes of asbestos-containing materials. There can be no assurance that the Company will not face claims resulting from environmental liabilities relating to these and other materials in its solid waste management operations.

  PENNSYLVANIA LANDFILL. Prior to 1990, one of the Company's Pennsylvania landfills disposed of municipal solid waste in an unlined disposal area. This unlined area was operated by the former owner and has caused localized groundwater contamination. As a condition to a recent permit modification, the Company has agreed to remove all waste from unlined areas to remove the source of contamination and relocate the waste to a Subtitle D approved disposal area at the landfill. For the period of trash relocation, the Company will operate a groundwater removal and treatment system which has received a permit for the associated surface water discharge. Relocation of solid waste began in April 1997 and is scheduled to be completed over a 12-year period in connection with new pad construction. At December 31, 1997, the Company had accrued approximately $5.4 million for such relocation. An additional condition of the permit modification requires groundwater monitoring of five private water supply wells off-site. Low levels of volatile organic compounds have been detected in two of these private water supply wells. The Company has not established a specific financial reserve for potential costs relating to this remediation or any additional potential liabilities associated with this contamination, but it is not expected to be significant. The Company currently believes that ultimate resolution of these matters should not be material to it and should not have a material adverse effect on its business or results of operations. However, there can be no assurance that the Company's ultimate financial obligations related to these matters will not have a material adverse effect on the Company's business and results of operations.

  SUPERFUND LIABILITY. One of the Company's solid waste collection subsidiaries is a party to a Superfund litigation, which has been settled by substantially all of the defendants. The Company is being defended in this action by one of its insurance carriers, which did not accept a $13,000 settlement offer. Because the settlement offer was not accepted, the Company could be subject to claims for any deficiency between the amount contributed by all settling parties and the actual costs of remediating the site. While the Company has no reason to believe that any such claims will be asserted and has no meaningful basis to estimate the amount of such claims, no assurances can be given that they would not be brought or that the amount claimed would not be substantial. Were any such claim to be asserted, the Company would expect to vigorously defend them and believes that its liability, if any, would be either covered by insurance or, under applicable law, the responsibility of the carrier because of its failure to accept settlement. However, no assurances can be given that insurance proceeds would cover the entire amount of the claim or that the Company would prevail in any action against the carrier. Accordingly, there can be no assurance that the Company's ultimate financial obligations related to this matter will not have a material adverse effect on the Company's business and results of operations.

ABILITY TO MEET BONDING REQUIREMENTS

  The Company is required to post a form of financial assurance at its landfills to ensure proper closure and post-closure monitoring and maintenance. Additionally, some of the Company's collection and transportation contracts require performance and payment bonds to guarantee project completion and certain states may require collateral bonds to secure compliance with hazardous waste transportation requirements. The Company's ability to meet these bonding requirements is contingent upon the Company's performance record and creditworthiness. Any inability by the Company to maintain bonding capacity or a sizable increase in payment could have a material adverse impact on the Company's business and results of operations.

LIMITS ON INSURANCE COVERAGE

  The Company carries insurance covering its assets and operations, including pollution liability coverage. Specifically, each of the Company's landfills has pollution liability coverage of $5.0 million per occurrence or $5.0 million in the aggregate subject to a $500,000 deductible per occurrence. Nevertheless, there can be no assurance that the Company's insurance will provide sufficient coverage in the event an environmental claim is made against the Company or that the Company will be able to maintain in place such insurance at reasonable costs. An uninsured or underinsured claim against the Company of sufficient magnitude could have a material adverse effect on the Company's business and results of operations. The Company also is subject to the risk of claims by employees and others made after the expiration of the policy coverage period, including asbestos-related illnesses (such as asbestosis, lung cancer, mesothelioma and other cancers), which may not become apparent until many years after exposure. From May 15, 1985 through April 28, 1988, the Company carried claims-made general liability coverage. Any claims presented on the basis of exposure during that period may not be covered by insurance and any liability resulting therefrom could, consequently, have an adverse effect on the Company's business and results of operations.

WASTE REDUCTION PROGRAMS

  Alternatives to landfill disposal, such as recycling, incineration and composting, are increasingly being used. There also has been an increasing trend at the state and local levels to mandate recycling and waste reduction at the source and to prohibit the disposal of certain types of wastes at landfills. Many states (including states in which the Company operates) have enacted laws that require counties to adopt comprehensive plans to reduce the volume of solid waste deposited in landfills through waste planning, composting, recycling or other programs. Some states (including most states in which the Company operates) have adopted legislation that prohibits the disposal of yard waste, tires, and other items in landfills. These developments could result in a reduction in the volume of waste destined for landfills in certain areas, which may affect the Company's ability to operate its landfills at their full capacity and/or affect the prices that can be charged for landfill disposal services. Such effects could have a material adverse effect on the Company's business and results of operations.

COMPETITION

  The solid waste management industry is highly competitive and the Company believes that industry consolidation will increase competitive pressures. The Company competes with several large national waste management companies, including Waste Management, Inc. (formerly WMX Technologies, Inc.), Browning Ferris

Industries, Inc., U.S.A. Waste Services, Inc., and Allied Waste Industries, Inc. A number of these competitors have significantly greater financial, technical, marketing and other resources than the Company. The Company also competes with numerous well-established smaller, local or regional firms. In addition, municipalities that operate their own waste collection and disposal facilities often enjoy the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions. Increased competition from these companies or municipalities could have a material adverse effect on the Company's business and results of operations.

  The Company provides residential collection services under municipal contracts with terms ranging from one to five years. As is customary in the waste management industry, such contracts come up for competitive bidding periodically and there is no assurance that the Company will be the successful bidder or will be able to retain such contracts. If the Company is unable to replace any contract lost through the competitive bidding process with a comparable contract within a reasonable time period or to use any surplus equipment in other service areas, the Company's business and results of operations could be adversely affected.

SEASONALITY; ECONOMIC CONDITIONS

  The Company's revenues tend to be somewhat lower in the winter months. This is primarily attributable to the fact that the volume of waste relating to construction and demolition activities tends to increase in the spring and summer months and the volume of industrial and residential waste in the regions in which the Company operates tends to decrease during the winter months. In addition, particularly harsh weather conditions may affect the Company's operations by interfering with collection, transportation and disposal operations, delaying the development of landfill capacity, and/or reducing the volume of waste generated by the Company's customers, which could have a material adverse effect on the Company's business and results of operations.

  The Company's business is affected by general economic conditions, both nationally and in the geographic regions in which the Company's operations are currently located. There can be no assurance that a national or local economic downturn will not result in a reduction in the volume of waste being collected, transported and disposed of by the Company and/or the prices that the Company can charge for its services.

ANTI-TAKEOVER PROVISIONS; CHANGE IN CONTROL PROVISIONS

  The Company's Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of Preferred Stock. No shares of Preferred Stock are outstanding as of the date of this Prospectus. It is not possible to state the precise effect of Preferred Stock upon the rights of the holders of the Company's Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series or classes of the Preferred Stock. However, such effect might include:
(i) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears, (ii) dilution of the voting power of the Common Stock to the extent that the Preferred Stock has voting rights, and
(iii) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock.

  The Preferred Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company and may therefore have an anti-takeover effect. Issuances of authorized preferred shares can be implemented and have been implemented by some companies in recent years with voting or conversion privileges intended to make acquisition of the Company more difficult or costly. Such an issuance could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.

  In addition, certain of the Company's executive officers that have entered into employment agreements with the Company will be entitled to receive certain bonuses in cash or Common Stock upon a change in control of the Company in such amounts that, in the aggregate, could have an adverse effect on the Company's liquidity and capital resources. Accordingly, such provisions could discourage or prevent bids to take over the Company and decrease values that would otherwise be obtained by stockholders for their Common Stock.

  The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 also could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders.

CONTROL BY MANAGEMENT

  Executive officers and directors of the Company as a group beneficially own a significant amount of the outstanding Common Stock. As a result, these existing stockholders, if acting together, will be able to influence significantly the election of individuals to the Board of Directors and the outcome of other matters submitted for stockholder consideration.

VOLATILITY OF STOCK PRICE

  The market price of the Common Stock has been and is likely to continue to be highly volatile. Factors such as fluctuations in the Company's quarterly revenues and operating results, the Company's ongoing acquisition program, governmental regulations, market conditions for waste management stocks in general, and economic conditions generally may have a significant impact on the market price of the Common Stock. In addition, as the Company pursues its acquisition program, it may agree to issue shares of Common Stock that will generally become available for resale which may have an impact on the market price of the Common Stock.

LACK OF CASH DIVIDENDS ON COMMON STOCK

  The Company does not expect to pay any cash dividends on the Common Stock in the foreseeable future. Any cash otherwise available for such dividends will be reinvested in the Company's business. In addition, the Company's current credit facility agreement prohibits the payment of cash dividends without prior bank approval.

YEAR 2000 DISCLOSURE


  Currently, there is significant uncertainty regarding the impact of the Year 2000 on information systems, such as those used by the Company. The Company does not currently believe that the effects of any Year 2000 non-compliance on the Company's information systems should have any material adverse impact on the Company's business or results of operations; however, there can be no assurance that the Company will not incur expenses or experience business disruption as a result of system problems associated with the century change.

                                USE OF PROCEEDS

  Except as otherwise described in the accompanying Prospectus Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, which may include acquisitions, repayment or refinancing of indebtedness, working capital, capital expenditures, and repurchases and redemptions of securities. The Company will not receive any proceeds from any sale of the Stockholder Shares.

                                DIVIDEND POLICY

  The Company does not anticipate paying any cash dividends in the foreseeable future and intends to retain all working capital and earnings, if any, for use in the Company's operations and in the expansion of its business. Any future determination with respect to the payment of dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's results of operations, financial condition and capital requirements, the term of any then existing indebtedness, general business conditions, and such other factors as the Board of Directors deems relevant. The Company's credit facility prohibits the payment of cash dividends without prior bank approval.

                    RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods indicated:

                                      SIX MONTHS         YEAR ENDED JUNE 30,
                                         ENDED       ------------------------------
                                   DECEMBER 31, 1997 1997  1996 1995  1994  1993(2)
                                   ----------------- ----  ---- ----  ----  -------
                                      (UNAUDITED)
Consolidated ratio of earnings to
 fixed charges (1)...............        6.3x        2.7x  --   3.3x  4.0x    --

--------

(1) The consolidated ratio of earnings to fixed charges was derived from the Company's supplemental consolidated financial statements included in the Company's Current Report on Form 8-K dated April 29, 1998.

(2) Subsequent to June 30, 1996, the Company acquired Super Kwik, Inc. and its affiliates ("Super Kwik"), Donno Company, Inc. and its affiliates ("Donno"), and subsequent to June 30, 1997, the Company acquired Hamm's Sanitation, Inc. and H.S.S. Inc. ("Hamm's"), Bluegrass Containment, Inc., the Stamato Companies, and the Ecology Systems, Inc. in separate transactions. Each of these business combinations was accounted for as a pooling of interests and, accordingly, the Company's consolidated financial statements were restated for periods prior to the acquisition to include the results of operations, financial position, and cash flows of those companies. The consolidated ratio of earnings to fixed charges for the year ended June 30, 1993 has not been restated to include these acquisitions.

  For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges. "Fixed charges" consist of interest on all indebtedness and that portion of rental expense under operating leases that management believes to be representative of interest. Earnings in 1996 and 1993 were insufficient to cover fixed charges by $148,000 and $1.5 million, respectively.

  Because the Company has no outstanding Preferred Stock, the ratio of earnings to the sum of fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $.01 par value per share, and 50,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"). At April 1, 1998, there were 25,140,462 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. In addition, at April 1, 1998, there were outstanding stock options and warrants for the purchase of a total of 3,336,707 shares of Common Stock and an additional 4,903,464 shares reserved for issuance pursuant to future option grants under the Company's stock option plans. The following description of the Company's capital stock is a summary, does not purport to be complete and is subject in all respects to the applicable provisions of the Company's Certificate of Incorporation, and the information herein is qualified in its entirety by this reference.

COMMON STOCK

  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of Common Stock are not entitled to cumulative voting rights.

  Subject to the terms of any outstanding series of Preferred Stock, the holders of record of the Common Stock are entitled to receive dividends in such amounts and at such times as may be declared by the Board of Directors. Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts or liabilities of the Company, and any amounts required to be paid to the holders of the Preferred Stock, holders of Common Stock shall be entitled to share ratably in the remaining assets of the Company. Except as described above, holders of the Common Stock have no preemptive, subscription, redemption or conversion rights, nor are they entitled to the benefit of any sinking fund. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable by the Company.

PREFERRED STOCK

  The Board of Directors of the Company is empowered, without approval of the stockholders, to cause the Preferred Stock to be issued in one or more series, and to determine the numbers of shares of each series and the rights, preferences and limitations of each series. The specific matters that may be determined by the Board of Directors include the dividend rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting such series and the terms and conditions of the issue thereof. The rights, preferences and limitations of any series of Preferred Stock will be set forth in a certificate of designations adopted by the Board of Directors or a duly authorized committee thereof. The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The description of the terms of a particular series of Preferred Stock that will be set forth in the applicable Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation and the certificate of designations relating to each series of the Preferred Stock, which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.

ANTI-TAKEOVER PROVISIONS

  The Company is a Delaware corporation and is subject to Section 203 ("Section 203") of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the time such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at the time of or following the time of the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who has not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors or during certain prescribed times, if the extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any such person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

  Section 203 defines a business combination to include: (i) any merger or consolidation of the corporation with the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
(iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

  In addition, certain of the Company's executive officers who have entered into employment agreements with the Company will be entitled to receive certain bonuses in cash or Common Stock upon a change in control of the Company in such amounts that, in the aggregate, could have an adverse effect on the Company's liquidity and capital resources. Accordingly, such provisions could discourage or prevent bids to takeover the Company and decrease values that would otherwise be obtained by stockholders for their Common Stock.

LIMITATIONS ON LIABILITY

  Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Company's Certificate of Incorporation limits the liability of directors of the Company to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

  The inclusion of this provision in the Company's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. The Company's Certificate of Incorporation provides indemnification to its officers and directors and certain other persons with respect to certain matters, and the Company has entered into agreements with each of its directors and executive officers providing for indemnification with respect to certain matters.

STOCK TRANSFER AGENT AND REGISTRAR

  The stock transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Company.

                       DESCRIPTION OF DEPOSITARY SHARES

  The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock which will be filed with the Commission at or prior to the time of the offering of such series of the Preferred Stock.

GENERAL

  The Company may, at its option, elect to offer fractional interests ("Depository Shares") in shares of Preferred Stock, rather than shares of Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a Depositary to the public of receipts ("Depository Receipts") for Depositary Shares, each of which will represent a fractional interest (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock which will be filed with the Commission at or prior to the time of the offering of such series of the Preferred Stock as described below).

  The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Shares, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

  Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

  Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

  If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Stock so redeemed. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

                        DESCRIPTION OF DEBT SECURITIES

  The following sets forth certain general terms and provisions of the Company's Debt Securities. The extent to which such general provisions do not apply to any series of Debt Securities will be described in the relevant Prospectus Supplement.

  The Debt Securities constitute either Senior Securities or Subordinated Securities. The Senior Securities offered hereby are to be issued in one or more series under an Indenture (as amended or supplemented from time to time, the "Senior Indenture") to be entered into between the Company and Summit Bank, as trustee (the "Senior Trustee"). The Subordinated Securities offered hereby are to be issued in one or more series under an Indenture (as amended or supplemented from time to time, the "Subordinated Indenture") to be entered into between the Company and Summit Bank, as trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are referred to collectively herein as the "Indentures" and the Senior Trustee and the Subordinated Trustee are referred to collectively herein as the "Trustees." Copies of the Indentures have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Indentures will be executed by the Company and the Trustees on or prior to the issuance of any Debt Securities thereunder.

  The Company's Amended and Restated Revolving Credit Agreement, dated as of October 27, 1997 (the "Credit Agreement"), among the Company, BankBoston, N.A., as Agent, and the bank lenders named therein, currently prohibits the issuance of the Senior Securities. If the Company determines to issue any such Senior Securities, the Company must obtain a waiver from the bank lenders in accordance with the provisions of the Credit Agreement.

  The terms of the Debt Securities include those stated in the applicable Indenture and those made a part of the applicable Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Debt

Securities are subject to all such terms and the holders of Debt Securities are referred to the applicable Indenture and the TIA for a statement of such terms.

  The following summaries of certain provisions of each Indenture and the Debt Securities are not complete and are qualified in their entirety by reference to the provisions of each Indenture, including the definitions of capitalized terms used herein without definition. Numerical references in parentheses are to sections in the applicable Indenture and unless otherwise indicated capitalized terms have the meanings given them in the applicable Indenture.

GENERAL

  Unless otherwise specified in a Prospectus Supplement, (i) the Senior Securities, when issued, will rank pari passu in right of payment with all other unsubordinated obligations of the Company and will rank senior in right of payment to all subordinated obligations of the Company, and (ii) the Subordinated Securities, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined herein), including all Senior Securities of the Company, and will rank pari passu in right of payment with all other subordinated obligations of the Company. Holders of secured obligations of the Company, including secured Debt Securities, will, however, have claims that are prior to the claims of holders of unsecured Debt Securities with respect to the assets securing such secured obligations. All Debt Securities will effectively be subordinate in right of payment to the prior payment in full of all indebtedness of the Company's subsidiaries and all other obligations and other liabilities, including trade payables, of the Company's subsidiaries.

  The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under any of the Indentures, or any other indenture that the Company may enter into in the future or otherwise. See "--Subordination under the Subordinated Indenture" and the Prospectus Supplement relating to any offering of Subordinated Securities.

  The Debt Securities will be issuable in one or more series pursuant to an indenture supplement to the applicable Indenture or a resolution of the Company's Board of Directors or a committee thereof. (Section 2.1 of each Indenture)

  Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (i) the title of such Debt Securities; (ii) any limit upon the aggregate principal amount of such Debt Securities; (iii) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (iv) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, and the method of calculating such rate or rates; (v) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;
(vi) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (vii) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable or at which Debt Securities may be surrendered for registration of transfer or exchange; (viii) the period or periods within which, the price or prices at which, if other than in United States dollars, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (ix) the obligation of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, if other than in United States dollars, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (x) the denominations in which such Debt Securities are authorized to be issued; (xi) the currency or currency unit in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt

Securities will be payable and whether the Company, or the holders of any such Debt Securities, may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (xii) if the amount of principal of, or any premium or interest on, any of such Debt Securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined; (xiii) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (xiv) provisions, if any, granting special rights to the holders of Debt Securities upon the occurrence of such events as may be specified; (xv) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (xvi) the circumstances under which the Company will pay additional amounts on the Debt Securities held by non-U.S. persons in respect of taxes, assessments or similar charges; (xvii) whether the Debt Securities will be issued in registered or bearer form or both; (xviii) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (xix) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for such global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange such interests for certificated Debt Securities to be registered in the names of or to be held by such beneficial owners or their nominees; (xx) in the case of the Subordinated Indenture, the relative degree to which such Debt Securities of the series shall be senior to or be subordinated to other series of such Debt Securities, and to other indebtedness of the Company, as the case may be, in right of payment, whether such other series of Debt Securities and other indebtedness are outstanding or not; (xxi) whether such Debt Securities are secured or unsecured and, if secured, the security and related terms in connection therewith; (xxii) the terms, if any, upon which such Debt Securities may be converted or exchanged into or for Common Stock, Preferred Stock or other securities or property of the Company; (xxiii) any restrictions on the registration, transfer or exchange of the Debt Securities; and (xxiv) any other terms not inconsistent with the terms of the Indentures pertaining to such Debt Securities. (Section 3.1 of each Indenture) Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

  The number of shares of Common Stock or Preferred Stock that will be issuable upon the conversion or exchange of any Debt Securities issued with conversion or exchange provisions will be adjusted to prevent dilution resulting from stock splits, stock dividends or similar transactions, and the nature and amount of the securities, assets or other property to be received upon the conversion or exchange of such Debt Securities will be changed as necessary in the event of any consolidation, merger, combination or similar transaction. The specific provisions will be set forth in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities in registered form will be issued in denominations of U.S.$1,000 or any integral multiples of U.S.$1,000 and Debt Securities in bearer form will be issued in denominations of U.S.$5,000 or any integral multiples of U.S.$5,000. (Section 3.2 of each Indenture) Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and material U.S. federal income tax considerations, applicable to any such Debt Securities and to payments in respect of and transfers and exchanges of such Debt Securities will be described in the applicable Prospectus Supplement. Debt Securities in bearer form will be transferable by delivery. (Section 3.5 of each Indenture)

  Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of Debt Securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

  The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving the Company that may adversely affect holders of the Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

  Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at such office or agency as the Company may designate from time to time, except that interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the holders of the Debt Securities entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2 of each Indenture) Each payment in respect of the Debt Securities shall be considered to have been made on the date such payment is due if there shall have been sent to the Trustee or paying agent by wire transfer (received by no later than the business day following such due date), or the Trustee or paying agent otherwise holds, on such due date sufficient funds to make such payment. (Section 9.1 of each Indenture) Unless otherwise indicated in an applicable Prospectus Supplement, scheduled payments of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each Indenture)

  Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable in registered form, the Company will be required to maintain at least one paying agent in each place of payment for such series and if Debt Securities of a series are issuable in bearer form, the Company will be required to maintain at least one paying agent in a place of payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of each Indenture)

  Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company, maintained for such purpose as designated by the Company, from time to time. (Sections 3.5 and 9.2 of each Indenture) Debt Securities may be transferred or exchanged without service charge, although the Company may require a holder to pay any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each Indenture)

GLOBAL DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security"). Each Registered Global Security will be registered in the name of a depositary (the "Depositary") or a nominee for the Depositary identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any such other matters as may be provided for pursuant to the applicable Indenture. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3 of each Indenture) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be transferred or exchanged except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary, or except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5 of each Indenture)

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement.

  Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("Participants") that have accounts with the Depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons who hold through Participants will be shown on, and the transfer of such beneficial interests within such Participants will be effected only through, records maintained by such Participants.

  So long as the Depositary for a Registered Global Security, or its nominee, is the owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Security represented by such Registered Global Security for all purposes under each Indenture. (Section 3.8 of each Indenture) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under such Indenture. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any instruction or action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such instruction or action, and such Participants would authorize beneficial owners owning through such Participants to give or take such instruction or action or would otherwise act upon the instructions of beneficial owners holding through them.

  Unless otherwise specified in the Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on the Debt Securities represented by a Registered Global Security registered in the name of the Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal or interest in respect of such Registered Global Security, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Registered Global Security as shown on the records of the Depositary. The Company also expects that payments by Participants to owners of beneficial interests in such Registered Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities in bearer form held for the accounts of customers or registered in "street name," and will be the responsibility of such Participants. None of the Company, the respective Trustees or any agent of the Company or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each Indenture)

  Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as depositary of such Registered Global Security and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in certificated form in exchange for such Registered Global Security. In addition, the Company in its sole discretion may at any time determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in certificated form in exchange for all of the Registered Global Securities representing such series of Debt Securities. (Section 3.5 of each Indenture)

  The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Section 3.4 of each Indenture) The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE OF ASSETS

  Each Indenture permits the Company to consolidate with or merge into any person or persons or to sell, transfer or lease its properties and assets as, or substantially as, an entirety to any person if, (i) the person (other than the Company) formed by such consolidation, or into which the Company is merged, or which acquires or leases the properties and assets of the Company, as, or substantially as, an entirety, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, (ii) such person expressly assumes the Company's obligations on the Debt Securities issued under such Indenture, (iii) immediately after giving effect to such consolidation, merger, sale, transfer or lease, no Default or Event of Default under such Indenture exists, and (iv) with respect to any series of Debt Securities, the Company satisfies any other conditions, if any, established with respect to such series of Debt Securities pursuant to and in accordance with Section 3.1 of the applicable Indenture. (Section 7.1 of each Indenture)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

  Except as otherwise provided in a Prospectus Supplement relating to the Debt Securities of a particular series, Events of Default with respect to Debt Securities of any series are defined in each Indenture as: (i) default in the payment of any interest on any Debt Security of that series, and the continuance of such default for a period of 30 days; (ii) default in the payment of any installment of the principal of or any premium on any Debt Security of that series when due, whether at maturity, upon redemption, by declaration or otherwise or in the payment of a mandatory sinking fund payment when and as due by the forms of the Debt Securities of that series; (iii) failure by the Company to comply with any other covenant or agreement contained in the Indenture under which the Debt Securities of that series were issued and the continuance of such default for a period of 90 days after written notice as provided in such Indenture; (iv) certain events of bankruptcy, insolvency and reorganization of the Company; and (v) default by the Company under any indenture or other instrument under which any indebtedness for borrowed money having an outstanding aggregate principal amount of at least $25 million has been issued or by which it is governed as a result of which such indebtedness shall have been accelerated, and such acceleration is not rescinded, cured or annulled within 30 days after written notice thereof to the Company by the Trustee for such series or to the Company and the Trustee for such series by the holders of at least 25% of the aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be cured or waived if the default that resulted in the acceleration of such other indebtedness is cured or waived, as the case may be. (Section 5.1 of each Indenture) Events of Default with respect to a specified series of Debt Securities may be deleted from or added to the Indenture or may be modified and, if so deleted, added or modified, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1 of each Indenture)

  Each Indenture provides that the relevant Trustee will, within 90 days after the occurrence of a Default that is continuing with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment of principal, premium, if any, or interest on the Debt Securities of that series, such Trustee shall be protected in withholding such notice if it in good faith determines that withholding such notice is in the interests of holders of the Debt Securities of that series. (Section 6.2 of each Indenture) "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default. (Section 1.1 of each Indenture)

  Each Indenture provides that, if an Event of Default specified therein (other than an Event of Default of the type described in clause (iv) of the second preceding paragraph) occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all outstanding Debt Securities of that series (calculated as provided for in each Indenture) may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest, if any, on all the Debt Securities of that series to be due and payable and upon such declaration, such principal (or, in the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and interest, if any, shall be immediately due and payable. If an Event of Default of the type described in clause (iv) of the second preceding paragraph occurs with respect to the Debt Securities of any series and is continuing, then the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, the applicable portion of such principal amount) and accrued interest, if any, on all the Debt Securities of that series shall be immediately due and payable without any declaration or act on the part of the Trustee for such series or any holder of such Debt Securities. If the principal of and interest on Subordinated Securities is accelerated as described in this paragraph, the payment of such principal and interest shall remain subordinated to the extent provided in Article 15 of the Subordinated Indenture. (Section 5.2 of each Indenture)

  Each Indenture provides that the holders of not less than a majority in aggregate principal amount of any series of Debt Securities by written notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security or with respect to a covenant or provision that cannot be amended or modified without consent of each holder of such series of Debt Securities adversely affected. (Section 5.7 of each Indenture)

  Reference is made to the Prospectus Supplement relating to each series of Debt Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  Each Indenture provides that, if a Default or an Event of Default shall have occurred and be continuing, the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8 of each Indenture)

  Each Indenture includes a covenant that the Company will file annually with the relevant Trustee a certificate as to the presence or absence of certain defaults under the terms of such Indenture. (Section 9.5 of each Indenture)

MODIFICATION AND WAIVER

  Each Indenture contains provisions permitting the Company and the relevant Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order: (i) to evidence the succession of another entity to the Company, and the assumption of the covenants and obligations of the Company, under the Debt Securities and such Indenture by such successor to the Company; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or surrender any right or power conferred on the Company by such Indenture; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add to or change any provisions to such extent as necessary to facilitate the issuance or administration of Debt Securities in bearer form or to facilitate the issuance or administration of Debt Securities in global form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to evidence and provide for successor Trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate Trustee or Trustees for specific series of Debt Securities; (ix) to permit payment in respect of Debt Securities in bearer form in the United States to the extent allowed by law; (x) to correct or supplement any defective or inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that any such action does not adversely affect in any material respect the interests of any holder of Debt Securities of any series then outstanding; (xi) to cure any ambiguity, correct any mistake or comply with any mandatory provision of law; (xii) in the case of the Subordinated Indenture, to modify the subordination provisions thereof in a manner not adverse to the holders of Subordinated Securities of any series then outstanding; (xiii) to make provision with respect to any conversion or exchange rights of holders not adverse to the holders of any Debt Securities of any series then outstanding with such conversion or exchange rights, including providing for the conversion or exchange of Debt Securities into Common Stock or Preferred Stock or other securities or property of the Company; or (xiv) to effect the qualification of such Indenture under the TIA or to add provisions expressly required under the TIA. (Section 8.1 of each Indenture)

  Each Indenture also contains provisions permitting the Company, and the relevant Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series adversely affected by such supplemental indenture (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the interest rate, or reduce the amount of premium, if any, payable upon the redemption of any Debt Security or change the manner in which the amount of the premium, if any, or interest is determined; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Indexed Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after such payment has become due; (vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or reduce the quorum or voting requirements applicable to meetings of holders of Debt Securities issuable in bearer form;
(viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) in the case of the Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Securities of any series then outstanding; (x) modify the provisions that set forth the provisions in each Indenture that may not be changed without the consent of the holder of each Debt Security affected thereby; or (xi) make any change adversely affecting any rights of the holders to convert or exchange convertible or exchangeable Debt Securities. (Section 8.2 of each Indenture)

  The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the applicable Indenture. (Section 9.6 of each Indenture) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 5.7 of each Indenture)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

  The payment of the principal of (and premium, if any) and interest on the Subordinated Securities will, in certain circumstances as set forth in the Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt of the Company. Upon any payment or distribution of assets of the Company, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Debt of the Company, will be entitled to receive payment in full of the principal of (and premium, if any) and interest on such Senior Debt, including all amounts due or to become due on all such Senior Debt, or provision will be made for payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the holders of Subordinated Securities of the Company, are entitled to receive any Securities Payments. "Securities Payment" means any payment or distribution of any kind, whether in cash, property or securities (including any payment or distribution deliverable by reason of the payment of any other Debt subordinated to the Subordinated Securities) on account of the principal of (and premium, if any) or interest on the Subordinated Securities or on account of the purchase or redemption or other acquisition of Subordinated Securities by the Company or any subsidiary of the Company. In the event that, notwithstanding the foregoing, the Subordinated Trustee or the holder of any Subordinated Securities receives any Securities Payment before all Senior Debt of the Company is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, then and in such event such Debt Securities Payment will be required to be paid over or delivered forthwith to the holders of Senior Debt for application to the payment of all Senior Debt of the Company, remaining unpaid, to the extent necessary to pay such Senior Debt in full. (Sections 15.1 and 15.2 of the Subordinated Indenture)

  The Company, may not make any Securities Payments if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on Senior Debt of the Company, or if there has occurred and is continuing any event of default with respect to Senior Debt of the Company, which has resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default), with respect to any Senior Debt of the Company, permitting after notice or lapse of time (or both) the holders thereof (or a trustee on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and the Company, and the Subordinated Trustee have received written notice thereof from any holder or holders of Senior Debt with a principal amount in excess of $50 million, then the Company may not make any Securities Payments for a period (a "blockage period") commencing on the date the Company and the Subordinated Trustee receive such written notice and ending on the earlier of (x) 179 days after such date and (y) the date, if any, on which the Senior Debt of the Company, to which such default relates is discharged or such default is waived or otherwise cured. (Section 15.3 of the Subordinated Indenture)

  In any event, not more than one blockage period with respect to any Subordinated Securities may be commenced during any period of 360 consecutive days. No Senior Payment Default or Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to the Senior Debt of the Company, will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company, makes any Securities Payment to the Subordinated Trustee or any holder of the Subordinated Securities prohibited by the subordination provisions, then and in such event such

Securities Payment will be required to be paid over and delivered forthwith to the holders of the Senior Debt of the Company. (Section 15.3 of the Subordinated Indenture)

  By reason of such subordination, in the event of insolvency, creditors of the Company, who are not holders of Senior Debt of the Company or of the Subordinated Securities, may recover less, ratably, than holders of such Senior Debt and may recover more, ratably, than the holders of the Subordinated Securities.

  "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination, (vii) every net payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination and (viii) every obligation of the type referred to in Clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise.

  "Senior Debt" means, except as otherwise provided in a Prospectus Supplement relating to any series of Debt Securities, all Debt of the Company (including Debt of others guaranteed by the Company); provided, however, the following shall not constitute Senior Debt: (A) any Debt owed to a Person when such Person is a Subsidiary of the Company; (B) any Debt which by the terms of the instrument creating or evidencing the same is pari passu or subordinate in right of payment to the Subordinated Securities; (C) any Debt incurred in violation of the applicable Indenture; or (D) any Debt which is subordinate in right of payment in any respect to any other Debt of the Company. For purposes of this definition, "Debt" includes any obligation to pay principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for post-petition interest is allowed in such proceeding).

  The subordination provisions described above will cease to be applicable to the applicable Subordinated Securities upon any defeasance or covenant defeasance of such Subordinated Securities as described under "--Defeasance and Covenant Defeasance."

  The Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

  The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Securities. (Section 3.1 of the Subordinated Indenture)

DEFEASANCE AND COVENANT DEFEASANCE

  DEFEASANCE AND DISCHARGE. Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, the Company, will be discharged from any and all obligations in respect of the Debt Securities of, or within, any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to convert or exchange Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the relevant Trustee, in trust, of money and/or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and each installment of interest on such Debt Securities at the maturity of such payments in accordance with the terms of the applicable Indenture and such Debt Securities. (Sections 3.1 and 4.4 of each Indenture) Such a trust may only be established if, among other things, the Company, delivers to the relevant Trustee an officer's certificate and opinion of counsel (who may be counsel to the Company) stating that (A) either (i) the Company, has received from, or there has been published by, the Internal Revenue Service a ruling or
(ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect that holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred and (B) all conditions precedent in the applicable Indenture relating to such defeasance have been complied with. (Section 4.6 of the Indenture)

  DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT. Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, upon the deposit with the relevant Trustee, in trust, of money and/or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and each installment of interest on such Debt Securities at the maturity of such payments in accordance with the terms of such Indenture and such Debt Securities, the Company may omit to comply with certain covenants applicable to the Debt Securities of, or within, any series and the occurrence of any Event of Default described in clause (iii) or clause (v) under the caption "Events of Default, Notice and Certain Rights on Default" above or any additional Event of Default established with respect to such series of Debt Securities pursuant to Section 3.1 of the applicable Indenture, shall not be deemed to be a Default or Event of Default under such Indenture and such Debt Securities. The obligations of the Company under such Indenture and such Debt Securities, other than with respect to the covenants referred to above, and the Events of Default, other than the Events of Default referred to above, shall remain in full force and effect. (Sections 3.1 and 4.5 of each Indenture) Such a trust may only be established if, among other things, the Company, has delivered to the relevant Trustee an officer's certificate and opinion of counsel (who may be counsel to the Company) to the effect that (A) holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred and (B) all conditions precedent in the applicable Indenture relating to such covenant defeasance have been complied with. (Section 4.6 of the Indenture)

  In addition, with respect to the Subordinated Indenture, in order to be discharged or omit compliance with certain covenants as described above, no default in the payment of principal of, premium, if any, or interest on any Senior Debt shall have occurred and be continuing and no other event of default with respect to the Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date it would have become due and payable. (Section 4.6 of the Subordinated Indenture)

  In the event the Company exercises its option to omit compliance with certain covenants of the Indenture with respect to such Debt Securities as described in the preceding paragraphs and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (iii) or (v) under the caption "Events of Default, Notice and Certain Rights on Default" above, the amount of money and Government Obligations on deposit with the relevant Trustee will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable for any such deficiency.

NOTICES

  Notices to holders of registered Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register. (Section 1.6 of each Indenture)

OWNER OF DEBT SECURITIES

  Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, the Company, the applicable Trustee and any agent of the Company or the applicable Trustee, may treat the person in whose name a Debt Security in registered form is registered, and may treat the bearer of a Debt Security in bearer form, as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of receiving payment and for all other purposes. (Section 3.8 of each Indenture)

GOVERNING LAW

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12 of each Indenture)

THE TRUSTEE

  Summit Bank is the Trustee under each of the Indentures. Pursuant to the provisions of the TIA, upon a default under the Senior Indenture or the Subordinated Indenture, the Trustee may be deemed to have a conflicting interest, by virtue of its acting as the Trustee under each of the Indentures, thereby requiring it to resign and be replaced by a successor Trustee under one or more of the Indentures.

                            DESCRIPTION OF WARRANTS

GENERAL

  The Company may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), Preferred Stock, Common Stock or other of its securities. Warrants may be issued independently or together with any Debt Securities and may be attached to or separate from such Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The description of the terms of the Warrants that is set forth below, and the description of the terms of the Warrants that will be set forth in the applicable Prospectus Supplement, do not purport to be complete and are qualified in their entirety by reference to the Warrant Agreement and warrant certificate relating to such Warrants.

DEBT WARRANTS

  The applicable Prospectus Supplement will describe the following terms of the Debt Warrants in respect of which this Prospectus is being delivered: (i) the title of such Debt Warrants; (ii) the aggregate number of such Debt Warrants; (iii) the price or prices at which such Debt Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Debt Warrants may be payable; (v) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (vi) if applicable, the designation and terms of the Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (vii) the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the Debt Securities purchasable upon exercise of such Debt Warrant will be payable; (viii) if applicable, the date on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (ix) the price at which and currency or currencies, including composite currencies, in which the Debt Securities purchasable upon exercise of such Debt Warrants may be purchased; (x) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (xi) if applicable, the minimum or maximum amount of such Debt Warrants which may be exercised at any one time; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States Federal income tax considerations; and (xiv) any other terms of such Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Debt Warrants. Prior to the exercise of their Debt Warrants, holders of Debt Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

OTHER WARRANTS

  The Company may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the securities (which may include Preferred Stock or Common Stock) for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) if applicable, the designation and terms of the Debt Securities or Preferred Stock with which such Warrants are issued and the number of such Warrants issued with each such Debt Security or share of Preferred Stock; (vi) if applicable, the date on and after which such Warrants and the related Debt Securities or Preferred Stock will be separately transferable; (vii) if applicable, a discussion of certain United States Federal income tax considerations; and (viii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants. The applicable Prospectus Supplement will also set forth (a) the amount of securities called for by such Warrants, and, if applicable, the amount of Warrants outstanding, and (b) information relating to provisions, if any, for a change in the exercise price or the expiration date of such Warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of their Warrants for shares of Preferred Stock or Common Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder thereof to purchase for cash or other consideration such principal amount or such number of securities of the Company at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby at any time up to the close of business on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date (or such later expiration date as may be extended by the Company), unexercised Warrants will become void.

  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

MODIFICATIONS

  The Debt Warrant Agreement and the terms of the Debt Warrants and the Debt Warrant certificates relating to such Debt Warrants may be amended by the Company and the Debt Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of Debt Warrants in any material respect.

                           SELLING STOCKHOLDERS

  The following table sets forth as of April 1, 1998 certain information regarding the beneficial ownership of the Common Stock by each of the Selling Stockholders prior to and after an offering of all of the Stockholder Shares. Except as otherwise indicated, each Selling Stockholder has sole voting power and sole investment power with respect to all shares beneficially owned by such Selling Stockholder. The chief investment officer of each of the Selling Stockholders is Kenneth Chuan-kai Leung, a director of the Company. The applicable Prospectus Supplement also will provide the information set forth in the following table when the Stockholder Shares are offered in connection with an underwritten offering of Securities by the Company.

                          SHARES BENEFICIALLY                  SHARES BENEFICIALLY
                                 OWNED                                OWNED
                            BEFORE OFFERING        NUMBER OF     AFTER OFFERING
                          ----------------------    SHARES     ----------------------
                           NUMBER      PERCENT   BEING OFFERED  NUMBER      PERCENT
                          ----------- ---------- ------------- ----------- ----------
Environmental Opportuni-
 ties Fund, L.P.........      889,699       3.5%    444,850        444,849       1.8%
Environmental Opportuni-
 ties Fund (Cayman),
 L.P....................      110,303         *      55,150         55,153         *

--------

*  Less than 1%.

                             PLAN OF DISTRIBUTION

  The Company may sell Securities to or through one or more underwriters or dealers and also may sell Securities directly to institutional investors or other purchasers, or through agents.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  The Company may also make at-the-market offerings of equity securities through an underwriter or underwriters, acting as principal(s) or as agent(s) for the Company. The amount of equity securities offered in such offerings will not exceed in the aggregate ten percent of the aggregate market value of the Company's outstanding Common Stock held by non-affiliates of Company in accordance with Rule 415 of the Securities Act.

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the related Prospectus Supplement.

  Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the related Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

  Certain of the underwriters or agents and their associates may engage in transactions with and perform services for the Company or its affiliates in the ordinary course of their respective businesses.

  The Securities may or may not be listed on a national securities exchange or Nasdaq (other than the Common Stock, which is listed on the Nasdaq National Market). Any Common Stock sold by the Company pursuant to a Prospectus Supplement will be listed on the Nasdaq National Market. No assurances can be given that there will be an active trading market for the Securities.

  The specific terms and manner of sale of the Securities in respect of which this Prospectus is being delivered are set forth or summarized in the Prospectus Supplement.

  The Stockholder Shares will be offered pursuant to this Prospectus and the applicable Prospectus Supplement only in connection with an underwritten offering of Securities by the Company.

                            VALIDITY OF SECURITIES

  The validity of the Securities offered will be passed upon for the Company by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania and for the Underwriters or agents, if any, by Morgan, Lewis & Bockius LLP, New York, New York.

                                    EXPERTS

  The consolidated financial statements of the Company as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 appearing in the Company's Current Report on Form 8-K (dated February 27,
1998), which are incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein which, as to each of the two years in the period ended June 30, 1996, is based in part on the reports of Bardall, Weintraub P.C. and Paternostro, Callahan & DeFreitas, LLP, independent auditors. Such financial statements are incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The supplemental consolidated financial statements of the Company as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 appearing in the Company's Current Report on Form 8-K (dated April 29,
1998), which are incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein which, as to each of the two years in the period ended June 30, 1996, is based in part on the reports of Bardall, Weintraub P.C. and Paternostro, Callahan & DeFreitas, LLP, independent auditors. Such financial statements are incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The combined financial statements of Allied Environmental Services, Inc. and affiliates as of and for the period ended June 30, 1996 and 1995 and at and for the years then ended appearing in the Company's Current Report on Form 8-K dated July 2, 1996, as amended by its Form 8-K/A dated July 10, 1997, which are incorporated by reference herein, have been audited by BDO Seidman LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of Allied Environmental Services, Inc., Allied Environmental Services, West, Inc., Allied Mid-Atlantic, Inc. and Allied Waste Management, Inc. as of June 30, 1994 and for the year then ended appearing in the Company's Current Report on Form 8-K dated July 2, 1996, as amended by its Form

8-K/A dated July 10, 1997, which are incorporated by reference herein, have been audited by B.J. Klinger & Co., P.C., independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc. appearing in the Company's Current Report on Form 8-K dated September 27, 1996, as amended by its Form 8-K/A dated July 10, 1997, which are incorporated by reference herein, have been audited by Bardall, Weintraub P.C., independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of R&A Bender, Inc. and R&A Property, Ltd. appearing in the Company's Current Report on Form 8-K dated December 10, 1996, as amended by its Form 8-K/A dated July 10, 1997, which are incorporated by reference herein, have been audited by Boyer & Ritter, CPAs, independent auditors, as set forth in their reports thereon included therein and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of Donno Company, Inc. and affiliates appearing in the Company's Current Report on Form 8-K dated January 31, 1997, as amended by its Form 8-K/A dated July 10, 1997, which are incorporated by reference herein, have been audited by Paternostro, Callahan & DeFreitas, LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Apex Waste Services, Inc. appearing in the Company's Current Report on Form 8-K dated March 31, 1997, as amended by its Form 8-K/A dated July 10, 1997, which are incorporated by reference herein, have been audited by Daniel P. Irwin & Associates, P.C., independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of Waste Services, Inc. and affiliates as of December 31, 1996 and for the year then ended appearing in the Company's Current Report on Form 8-K dated May 12, 1997, as amended by its Forms 8-K/A dated July 11, 1997 and July 25, 1997, which are incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Pappy, Inc. as of October 31, 1996 and 1995 and for the years then ended appearing in the Company's Current Report on Form 8-K dated August 15, 1997, as amended by its Form 8-K/A filed October 10, 1997, which are incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Soil Remediation of Philadelphia, Inc. and USA Waste of Fairless Hills, Inc. appearing in the Company's Current Report on Form 8-K dated August 20, 1997 as amended by its Form 8-K/A dated November 3, 1997, which are incorporated by reference herein, have been audited by Daniel
P. Irwin & Associates, P.C., independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Pine Grove, Inc. as of December 31, 1996 and for the year then ended appearing in the Company's Current Report on Form 8-K dated December 1, 1997 as amended by its Form 8-K/A dated February 17, 1998, which are incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


  The financial statements of Bluegrass Containment, Inc. appearing in the Company's Current Report on Form 8-K dated March 9, 1998, as amended by its Form 8-K/A dated April 8, 1998, which are incorporated by reference herein, have been audited by Strothman & Company PSC, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of Hudson Jersey Sanitation Co. and affiliates appearing in the Company's Current Report on Form 8-K dated March 31, 1998, as amended by its Form 8-K/A dated April 24, 1998, which are incorporated by reference herein, have been audited by Mills & DeFilippis, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Atlantic Waste Disposal, Inc. and subsidiaries as of June 30, 1997 and 1996 and for the years then ended incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated on or about April 30, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following tables sets forth the costs and expenses of the issuance and distribution of the Securities being registered hereby:

   SEC registration fee............................................ $  121,680
   Blue Sky fees and expenses (including legal fees)...............     15,000*
   Legal fees and expenses.........................................    350,000*
   Accounting fees and expenses....................................    400,000*
   Printing and engraving expenses.................................    400,000*
   Rating agency fees..............................................    100,000*
   Trustees' fees and expenses.....................................     20,000*
   Nasdaq listing fee..............................................     35,000*
   Transfer agent and registrar fee and expenses...................     10,000*
   Miscellaneous...................................................     50,000*
                                                                    ----------
     Total......................................................... $1,501,680*
                                                                    ==========

--------
* Estimated

  Of the total SEC Registration Fee, $3,680 will be borne by the Selling Stockholders, and in connection with an offering of the Stockholder Shares, the Company and the Selling Stockholders will share all expenses of the offering in proportion to the number of shares sold.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

  Article Tenth, Paragraph (a) of the Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification continues as to a person who has ceased to be a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent and inures to the benefit of his or her heirs, executors, and administrators; provided, however, that except as provided in Paragraph (b) of the Article Tenth (described below), the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company. Article Tenth, Paragraph (a) further provides that such right to indemnification shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DCGL requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Certificate of Incorporation or otherwise. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The foregoing right to indemnification and advancement of expenses is not exclusive.

  Article Tenth, Paragraph (b) of the Certificate of Incorporation further provides that if a claim described under Paragraph (a) of Article Tenth is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  As permitted by Article Tenth of the Certificate of Incorporation and
Section 145(g) of the DGCL, the directors and officers of the Company and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Company is similarly insured, with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and its charter provisions. The Company has also entered into indemnification agreements with certain of its directors and officers.

ITEM 16. EXHIBITS.

  The following Exhibits are filed as part of this Registration Statement:

 EXHIBIT
 NUMBER                                 DOCUMENT
 -------                                --------
  1.1    Form of Debt Security Underwriting Agreement*
  1.2    Form of Equity Security Underwriting Agreement*
  1.3    Form of Distribution Agreement*
  4.3    Form of Senior Indenture between Eastern Environmental Services, Inc.
         and Summit Bank, as trustee
  4.4    Form of Subordinated Indenture between Eastern Environmental Services,
         Inc. and Summit Bank, as trustee
  4.5    Form of Preferred Stock Certificate*
  4.6    Form of Deposit Agreement, including form of Depositary Receipt for
         Depositary Shares*
  4.7    Form of Debt Securities*
  4.8    Form of Warrants*
  4.9    Form of Warrant Agreement*
  5      Opinion of Drinker Biddle & Reath LLP
 12      Statement Re Computation of Ratios of Earnings to Fixed Charges
 23.8    Consent of Ernst & Young LLP
 23.9    Consent of Deloitte & Touche LLP
 23.10   Consent of Strothman & Company PSC
 23.11   Consent of Mills and DeFilippis LLP
 25.1    Statement of Eligibility on Form T-1 of the Senior Trustee
 25.2    Statement of Eligibility on Form T-1 of the Subordinated Trustee

--------

 * The form or forms of Debt Security Underwriting Agreement, Equity Security Underwriting Agreement, Distribution Agreement, Preferred Stock Certificate, Debt Securities, Warrants, Warrant Agreement, Deposit Agreement and Depositary Receipts with respect to each particular offering of Debt Securities, Common Stock, Preferred Stock, Warrants or Depositary Receipts, as applicable, will be filed as an exhibit to a Report on Form 8-K and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions permitted under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Senior Trustee and the Subordinated Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN MT. LAUREL, NEW JERSEY ON MAY 1, 1998.


                                          Eastern Environmental Services, Inc.

                                                 /s/ Louis D. Paolino, Jr.
                                          By: _________________________________
                                                   LOUIS D. PAOLINO, JR.
                                               CHAIRMAN OF THE BOARD, CHIEF
                                              EXECUTIVE OFFICER AND PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS, IN THE CAPACITIES INDICATED, ON MAY 1, 1998.


              SIGNATURE                        TITLE

      /s/ Louis D. Paolino, Jr.        Chairman of the Board, Chief Executive
-------------------------------------   Officer, President and Director
        LOUIS D. PAOLINO, JR.           (Principal Executive Officer)

       /s/ Gregory M. Krzemien         Chief Financial Officer and Treasurer
-------------------------------------   (Principal Financial Officer)
         GREGORY M. KRZEMIEN

                                       Controller (Principal Accounting
     /s/ Ronald R. Pirollo              Officer)
-------------------------------------
       RONALD R. PIROLLO

      George O. Moorehead*            Director
-------------------------------------
         GEORGE O. MOOREHEAD

    Kenneth Chuan-Kai Leung*           Director
-------------------------------------
    KENNETH CHUAN-KAI LEUNG

 * Gregory M. Krzemien, pursuant to a Power of Attorney executed by each of the directors and officers noted above and included in the signature page of the initial filing of this Registration Statement, by signing his name hereto, does hereby sign and execute this Amendment No. 1 to Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 1 to Registration Statement on his own behalf, in the capacities indicated.

                                               /s/ Gregory M. Krzemien
                                           _______________________________
                                                 GREGORY M. KRZEMIEN

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                 DOCUMENT
 -------                                --------
  4.3    Form of Senior Indenture between Eastern Environmental Services, Inc.
         and Summit Bank, as trustee
  4.4    Form of Subordinated Indenture between Eastern Environmental Services,
         Inc. and Summit Bank, as trustee
  5      Opinion of Drinker Biddle & Reath LLP
 12      Statement Re Computation of Ratios of Earnings to Fixed Charges
 23.8    Consent of Ernst & Young LLP
 23.9    Consent of Deloitte & Touche LLP
 23.10   Consent of Strothman & Company PSC
 23.11   Consent of Mills and DeFilippis LLP
 25.1    Statement of Eligibility on Form T-1 of the Senior Trustee
 25.2    Statement of Eligibility on Form T-1 of the Subordinated Trustee